EXHIBIT 99.1

FOR IMMEDIATE RELEASE December 18, 2006	Media Contacts:	Tad Hutcheson 678.254.7442 tad.hutcheson@airtran.com

Judy Graham-Weaver 678.254.7448 judy.graham-weaver@airtran.com

AIRTRAN AIRWAYS TO BRING NEW JOBS TO MILWAUKEE AS PART OF

PROPOSED MIDWEST MERGER

—Growing Airline Ready for Another Year of Double Digit Growth—

ORLANDO, Fla., December 18, 2006 – AirTran Holdings, Inc. (NYSE: AAI), the parent of AirTran Airways, which last week publicly disclosed its October 20, 2006, proposal to acquire all of the outstanding common stock of Midwest Air Group, Inc. (AMEX: MEH) for $11.25 per Midwest share in cash and AirTran stock or a total equity value of approximately $290 million and possibly more, today reiterated its plan to add more jobs and flights in the Milwaukee market should the merger be approved by Midwest shareholders.

More than a year ago, AirTran management presented its growth plan to Midwest which was summarily rejected by the airline’s management and Board of Directors without due consideration. AirTran made a second proposal this year, which was also rejected by the Midwest management and Board. Following the public disclosure of the AirTran proposal, Midwest has said that it believed the merger would result in a loss of jobs and flights in Milwaukee, an assumption that AirTran has challenged.

AirTran Airways has added more than 2,800 Crew Members, an increase of over 75 percent, from 2000 until 2005. During that same time period, according to its filings with the Securities and Exchange Commission, Midwest Airlines has disclosed that its employment has declined by over 500 employees, for a 13 percent reduction. In 2006 alone, AirTran has added over 700 new jobs.

“AirTran has 60 new Boeing aircraft on order, and we will need more Crew Members with each aircraft delivery. AirTran has the track record when it comes to adding jobs, and is poised to add over 3,000 jobs in the next five years,” stated Joe Leonard, AirTran Airways’ chairman and chief executive officer. “In the past five years, AirTran has opened a new reservation center, built a new maintenance technical operations center and hangar, opened a

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AirTran Airways to Bring New Jobs to Milwaukee as Part of Midwest Merger

new flight operations training center and has inaugurated service to 28 new cities and 89 new routes. AirTran has 60 more firm deliveries of new Boeing 737 aircraft coming over the next three years. Midwest has two used MD-80 aircraft on order, if it can come to final contractual terms with the lessor of those aircraft. AirTran has both its history and the future firm aircraft orders to deliver on its pledge to add jobs in Milwaukee. Through our proposed merger we intend to create more jobs and more opportunities for career advancement while adding new nonstop flights and making Milwaukee a major hub for AirTran Airways,” stated Leonard.

AirTran Airways, a Fortune 1000 company and one of America’s largest low-fare airlines with 8,000 friendly, professional Crew Members, operates nearly 700 daily flights to 52 destinations. The airline’s hub is at Hartsfield-Jackson Atlanta International Airport, where it is the second largest carrier. AirTran Airways’ aircraft features the fuel-efficient Boeing 737-700 and 717-200 to create America’s youngest all-Boeing fleet. The airline is also the first carrier to install XM Satellite Radio on a commercial aircraft and the only airline with Business Class and XM Satellite Radio on every flight. For reservations or more information, visit http://www.airtran.com/ (America Online Keyword: AirTran).

Forward Looking Information

Certain of the statements contained herein should be considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be identified by words such as “may,” “will,” “expect,” “intend,” “indicate,” “anticipate,” “believe,” “forecast,” “estimate,” “plan,” “guidance,” “outlook,” “could,” “should,” “continue” and similar terms used in connection with statements regarding the outlook of AirTran Holdings, Inc., (the “Company”). Such statements include, but are not limited to, statements about expected fuel costs, the revenue and pricing environment, the Company’s expected financial performance and operations, future financing plans and needs, overall economic conditions and the benefits of the business combination transaction involving Midwest Air Group, Inc. (“Midwest”) and the Company, including future financial and operating results and the combined companies’ plans, objectives, expectations and intentions. Other forward-looking statements that do not relate solely to historical facts include, without limitation, statements that discuss the possible future effects of current known trends or uncertainties or which indicate that the future effects of known trends or uncertainties cannot be predicted, guaranteed or assured. Such statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties that could cause the Company’s actual results and financial position to differ materially from the Company’s expectations. Such risks and uncertainties include, but are not limited to, the following: the Company’s ability to achieve the synergies anticipated as a result of the potential business combination transaction involving Midwest and to achieve those synergies in a timely manner; the Company’s ability to integrate the management, operations and labor groups of the Company and Midwest; the impact of high fuel costs; significant disruptions in the supply of aircraft fuel and further significant increases to fuel prices; the Company’s ability to attract and retain qualified personnel; labor costs and relations with unionized employees generally and the impact and outcome of labor negotiations; the impact of global instability, including the current instability in the Middle East, the continuing impact of the U.S. military presence in Iraq and Afghanistan and the terrorist attacks of

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AirTran Holdings, Inc., Proposes Merger with Midwest Air Group

September 11, 2001 and the potential impact of future hostilities, terrorist attacks, infectious disease outbreaks or other global events that affect travel behavior; adequacy of insurance coverage; reliance on automated systems and the potential impact of any failure or disruption of these systems; the potential impact of future significant operating losses; the Company’s ability to obtain and maintain commercially reasonable terms with vendors and service providers and its reliance on those vendors and service providers; security-related and insurance costs; changes in government legislation and regulation; the Company’s ability to use pre-merger NOLs and certain tax attributes; competitive practices in the industry, including significant fare restructuring activities, capacity reductions and in-court or out-of-court restructuring by major airlines and industry consolidation; interruptions or disruptions in service at one or more of the Company’s hub airports; weather conditions; the impact of fleet concentration and increased maintenance costs as aircraft age and utilization increases; the Company’s ability to maintain adequate liquidity; the Company’s ability to maintain contracts that are critical to its operations; the Company’s fixed obligations and its ability to obtain and maintain financing for operations, aircraft financing and other purposes; changes in prevailing interest rates; the Company’s ability to operate pursuant to the terms of its financing facilities (particularly the financial covenants); the Company’s ability to attract and retain customers; the cyclical nature of the airline industry; economic conditions; and other risks and uncertainties listed from time to time in the Company’s reports to the Securities and Exchange Commission. There may be other factors not identified above of which the Company is not currently aware that may affect matters discussed in the forward-looking statements, and may also cause actual results to differ materially from those discussed. All forward-looking statements are based on information currently available to the Company. The Company assumes no obligation to publicly update or revise any forward-looking statement to reflect actual results, changes in assumptions or changes in other factors affecting such estimates. Additional factors that may affect the future results of the Company are set forth in the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K/A for the period ended December 31, 2005, which is available at www.sec.gov and at www.airtran.com.

Additional Information

Subject to future developments, AirTran may file with the United States Securities and Exchange Commission a registration statement to register the AirTran shares which would be issued in the proposed transaction and/or a proxy statement with respect to the proposed transaction. Investors and security holders are urged to read the registration statement and/or proxy statement (when and if available) and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information. Investors and security holders may obtain a free copy of the registration statement and/or proxy statement (when and if available) at www.sec.gov. The registration statement and/or proxy statement (when and if available) and such other documents may also be obtained free of charge from AirTran by directing such request to: Richard P. Magurno, Corporate Secretary, AirTran Holdings, Inc., 9955 AirTran Boulevard, Orlando, Florida 32827.

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